                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                   APRIL 25, 2000

Contacts:
Investor Relations                                 Media Relations
Diana Matley                                       Kevin Brett
408-433-4365                                       408-433-7150

CC00-26

LSI Logic Reports Record First Quarter Revenues

                       -- FIRST QUARTER 2000 HIGHLIGHTS -

The LSI Logic 2000 first quarter news release follows this summary:

- Record Q1 bookings.

- Record Q1 revenues of $615 million.

- Q1 revenues up 33 percent compared to Q1 1999.

- Ninth quarter of sequential revenue growth.

- Diluted per share EBG* was 26 cents, compared to First Call consensus estimate of 25 cents.


* Earnings before goodwill amortization and special items.

                   Q1 2000 LSI LOGIC REVENUES GROW 33 PERCENT
                 COMMUNICATIONS DRIVE REVENUE AND PROFIT GROWTH

MILPITAS, CALIFORNIA - LSI Logic Corporation (NYSE:LSI) today reported 2000 first quarter revenues of $615 million, a 33 percent increase over the $464 million posted in the first quarter of 1999.

Net income before amortization of goodwill and other special items (EBG), was $88 million or 26 cents a diluted share, compared to the $11.2 million or 4 cents a diluted share in the first quarter of 1999. EBG diluted share figures have been adjusted to reflect last February's two-for-one common stock split.

Improved profits reflect higher revenues, sequential gross margin expansion and declining operating expenses. The company's gross margin improved to 42.4 percent in the first quarter of 2000 compared to 34.9 percent in the first quarter of 1999. Operating expenses as a percent of revenues declined in the first quarter of this year to 24.5 percent compared to 29.8 percent in the first quarter of last year. Cash and short-term investments grew $207 million in the first quarter to $868 million.

"Our first quarter profits represented more than a six-fold increase over the year-ago period," said Wilfred J. Corrigan, LSI Logic chairman and chief executive officer. "This positive momentum continued into Q2 and we expect April to be the strongest bookings month ever for the company. We expect strong revenue growth in the second quarter and for the remainder of the year."

During the first quarter, LSI Logic successfully completed the sale of $500 million of 4.0 percent convertible subordinated notes. "Through this accretive transaction, LSI Logic was able to completely retire the senior debt incurred as a result of the 1998 acquisition of Symbios, Inc.," said Doug Norby, LSI Logic executive vice president and chief financial officer. "The balance of the proceeds were used to augment our growing cash position and further strengthen our balance sheet."

                        LSI LOGIC COMMUNICATIONS OVERVIEW

Communications continued as the primary growth driver for LSI Logic revenues and profits in the first quarter. LSI Logic expects that the company's communications business - networking, broadband including optical switching, wireless, set-top boxes and other applications - will grow 60 percent in 2000.

LSI Logic will utilize $25 million in one time gains (not included in EBG calculation) realized on the sale of venture investments to augment the company's communications venture fund. During the first quarter, LSI Logic made several equity investments in communications technologies and companies. These equity investments were made from LSI Logic's communications venture fund.

"We have now increased our communications venture fund to $75 million for equity investments in emerging communications technologies and promising start-ups," said John Daane, LSI Logic executive vice president of the Communications Products Group. "LSI Logic is well on track to achieving the 60 percent growth target for communications. The company continues to focus its competitive advantages on the rapidly growing global communications market. We are an established leader in this space and we are gaining market share in critical communications sectors."

                  RECENT COMMUNICATIONS BUSINESS ANNOUNCEMENTS

~ LSI Logic shipped more than five million Fast Ethernet PHY ports in the first quarter, a 20 times increase over the first quarter of 1999.

~ LSI Logic is supplying Extreme Networks with the "Inferno Chipset," second generation ASICs for carrier-class gigabit Ethernet switches.

~ LSI Logic announced the availability of a single-chip, fully-integrated standard product, the L64324 Intelligent Ethernet Switch.

~ LSI Logic formed an alliance with RTX Telecom to provide turnkey design services for wireless communications systems based on LSI Logic's single chip, CDMA IS-95 baseband processor.

~ LSI Logic announced that its CDMA baseband processor has been selected for Air Prime's Wireless Internet Cards. LSI Logic's CDMA processor enables Air Prime's products to have high-speed Internet access for applications including e-mail and web browsing.

~ LSI Logic announced the availability of the company's second generation CDMA IS-95 baseband processor standard product.

~ LSI Logic introduced its family of SureConnex(TM) communications interfaces including 1394, USB, PCI-X, SCSI, HyperPHY, Fibre Channel, RAMBUS RAC and GigaBlaze. The company also unveiled a family of standard products based on its industry leading communications I/O portfolio called SpeedBlazer.

~ Broadening the company's relationship with ARM Ltd., LSI Logic announced the availability of the industry's first ARM9E(TM) processor core proved in silicon. LSI Logic employed its CoreWare design methodology to implement the ARM9E core and Embedded Trace Macrocell into its G12(TM), 0.18-micron process technology.

~ LSI Logic introduced the Gflx(TM) 0.13-micron drawn, 0.10-micron effective process technology. Gflx offers 78 million usable logic gates, equivalent to 612 million transistors and eight optional modules including high performance and low power transistors.

~ LSI Logic announced the $14.5 million acquisition of NeoMagic mixed-signal engineering design teams, RF intellectual property core and related patents. The acquisition is intended to enhance and accelerate LSI Logic's set-top decoder and DVD product offerings.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS: Statements made in this news release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended. The company's actual results in future periods may be materially different from any performance suggested in this news release. Risks and uncertainties to which the company is subject may include, but may not necessarily be limited to fluctuations in the timing and volumes of customer demand, particularly for applications where rapid growth is anticipated, and the company's achievement of revenue objectives and other financial targets. Other risks and uncertainties include, but are not necessarily limited to the timing and success of new product introductions, the continued availability of appropriate levels of manufacturing capacity and the realization of benefits from the company's strategic relationships and investments. The extent to which the company's plans for future cost reductions are realized may also impact its future performance. The company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the company's control. In the context of forward-looking information provided in this news release, reference is made to the discussion of risk factors detailed in the company's filings with the Securities and Exchange Commission during the past 12 months.

LSI Logic Corporation (NYSE:LSI) is a leading supplier of communications chips for broadband, data networking, wireless and set-top box applications. In addition, the company provides chips and boards for network computing and supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1551 McCarthy Boulevard, Milpitas, CA 95035, 408-433-8000, http://www.lsilogic.com.

                                       ###
Editor's Notes:
1.  The LSI Logic logo design is a registered trademark of LSI Logic
    Corporation.
2. All other brand or product names may be trademarks or registered trademarks of their respective companies.

                              LSI LOGIC CORPORATION
            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                     Three Months Ended
                                                 -------------------------
                                                 March 31,       March 31,
                                                   2000            1999
                                                 ---------       ---------
Revenues                                         $ 615,186       $ 463,617
                                                 ---------       ---------

Costs and expenses:
    Cost of revenues                               354,400         301,891
    Research and development                        80,229          76,523
    Selling, general and administrative             70,240          61,489
                                                 ---------       ---------

        Total costs and expenses                   504,869         439,903
                                                 ---------       ---------

Income from operations                             110,317          23,714

Interest expense                                    (9,704)        (10,580)
Interest income and other, net                       7,129           1,736
Recurring investment income                          9,500               -
                                                 ---------       ---------

Income before income taxes                         117,242          14,870
Provision for income taxes                          29,311           3,718
                                                 ---------       ---------

Pro forma net income                             $  87,931       $  11,152
                                                 =========       =========

Pro forma earnings per share:
    Basic                                        $    0.29       $    0.04
                                                 =========       =========

    Diluted                                      $    0.26       $    0.04
                                                 =========       =========

Shares used in computing per share amounts:
    Basic                                          302,682         288,244
                                                 =========       =========

    Diluted                                        349,159         293,540
                                                 =========       =========


Pro forma statements of operations are intended to present the Company's operating results, excluding amortization of goodwill and special items, for the periods presented.

During the three month period ended March 31, 2000, the special items represented restructuring of operations and other non-recurring items, net and other special items. The other special items consisted of an unplanned gain on sale of equity securities, charges associated with the elimination of a non-strategic product area and the write-off of debt issuance costs resulting from repayment of bank debt during the quarter.

During the three month period ended March 31, 1999, the special items represented reversal of restructuring reserves and other non-recurring items, net and the cumulative effect of a change in accounting principle. In the third quarter of 1999, the Company adopted a program of regular selling of marketable equity securities. Recurring investment income reflects the gain from sale of the Company's marketable equity securities that was planned as part of the program during the period presented. Unplanned gains were excluded from the determination of earnings before goodwill. The provision for income taxes for the pro forma statements was calculated using the Company's normal 25% tax rate for the periods presented.

A reconciliation from pro forma net income to the reported results is presented on the following page.

The format presented above is not in accordance with Generally Accepted Accounting Principles.

In computing pro forma diluted earnings per share for the three month period ended March 31, 2000, pro forma net income was increased by $2,750 for interest (net of taxes) on the $345 million convertible notes considered dilutive common stock equivalents. Common equivalent shares of 3,442 and $1,750 of interest expense (net of taxes) associated with the $500 million convertible notes were excluded from the computation of pro forma diluted earnings per share as a result of their antidilutive effect.

For the three month period ended March 31, 1999, common equivalent shares of 2,530 and $305 of interest expense (net of taxes) associated with the $345 million convertible debentures were excluded from the computation of pro forma diluted earnings per share as a result of their antidilutive effect.

                              LSI LOGIC CORPORATION
           RECONCILIATION OF PRO FORMA NET INCOME TO REPORTED RESULTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                                                   Three Months Ended
                                                                           ---------------------------
                                                                           March 31,        March 31,
                                                                              2000            1999
                                                                           ---------       -----------
Pro forma net income                                                       $  87,931       $    11,152
                                                                           ---------       -----------
Amortization of goodwill and special items:
    Amortization of goodwill                                                 (11,836)          (11,207)
    Restructuring of operations and other non-recurring items, net            (2,781)            1,977
    Other special items                                                       12,383                --
    Tax (provision)/benefit                                                      546             2,088
                                                                           ---------       -----------
        Total amortization of goodwill and special items                      (1,688)           (7,142)
                                                                           ---------       -----------

Income before cumulative effect of change in accounting principle             86,243             4,010
Cumulative effect of change in accounting principle                               --           (91,774)
                                                                           ---------       -----------
Net income/(loss)                                                          $  86,243       $   (87,764)
                                                                           =========       ===========

Basic earnings per share:
    Pro forma net income                                                   $    0.29       $      0.04
    Amortization of goodwill and special items                                 (0.01)            (0.03)
                                                                           ---------       -----------
    Income before cumulative effect of change in accounting principle      $    0.28       $      0.01
    Cumulative effect of change in accounting principle                           --             (0.32)
                                                                           ---------       -----------
    Net income/(loss)                                                      $    0.28       $     (0.31)
                                                                           =========       ===========

Diluted earnings per share *:
    Pro forma net income                                                   $    0.26       $      0.04
    Amortization of goodwill and special items                                 (0.01)      $     (0.03)
                                                                           ---------       -----------
    Income before cumulative effect of change in accounting principle      $    0.25       $      0.01
    Cumulative effect of change in accounting principle                           --             (0.31)
                                                                           ---------       -----------
    Net income/(loss)                                                      $    0.25       $     (0.30)
                                                                           =========       ===========

Shares used in computing per share amounts:
    Basic                                                                    302,682           288,244
                                                                           =========       ===========

    Diluted                                                                  349,159           293,540
                                                                           =========       ===========


* In computing diluted earnings per share for the three month period ended March 31, 2000, net income was increased by $2,750 for interest (net of taxes) on the $345 million convertible notes considered dilutive common stock equivalents. Common equivalent shares of 3,442 and $1,750 of interest expense (net of taxes) associated with the $500 million convertible notes were excluded from the computation of diluted earnings per share as a result of their antidilutive effect. For the three month period ended March 31, 1999, common equivalent shares of 2,530 and $305 of interest expense (net of taxes) associated with the $345 million convertible notes were excluded from the computation of diluted earnings per share as a result of their antidilutive effect.

                              LSI LOGIC CORPORATION
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                              Three Months Ended
                                                                           -------------------------
                                                                           March 31,       March 31,
                                                                             2000            1999
                                                                           ---------       ---------
Revenues                                                                   $ 615,186       $ 463,617
                                                                           ---------       ---------

Costs and expenses:
    Cost of revenues                                                         365,500         301,891
    Research and development                                                  80,229          76,523
    Selling, general and administrative                                       70,240          61,489
    Restructuring of operations and other non-recurring items, net             2,781          (1,977)
    Amortization of intangibles                                               11,836          11,207
                                                                           ---------       ---------

        Total costs and expenses                                             530,586         449,133
                                                                           ---------       ---------

Income from operations                                                        84,600          14,484

Interest expense                                                             (10,893)        (10,580)
Interest income and other, net                                                 7,129           1,736
Gain on sale of equity securities                                             34,172              --
                                                                           ---------       ---------

Income before income taxes and cumulative effect of change in
    accounting principle                                                     115,008           5,640
Provision for income taxes                                                    28,765           1,630
                                                                           ---------       ---------

Income before cumulative effect of change in accounting principle             86,243           4,010

Cumulative effect of change in accounting principle                               --         (91,774)
                                                                           ---------       ---------

Net income/(loss)                                                          $  86,243       $ (87,764)
                                                                           ---------       ---------

Basic earnings per share:
    Income before cumulative effect of change in accounting principle      $    0.28       $    0.01
    Cumulative effect of change in accounting principle                           --           (0.32)
                                                                           ---------       ---------
    Net income/(loss)                                                      $    0.28       $   (0.31)
                                                                           ---------       ---------

Diluted earnings per share *:
    Income before cumulative effect of change in accounting principle      $    0.25       $    0.01
    Cumulative effect of change in accounting principle                           --           (0.31)
                                                                           ---------       ---------
    Net income/(loss)                                                      $    0.25       $   (0.30)
                                                                           ---------       ---------

Shares used in computing per share amounts:
    Basic                                                                    302,682         288,244
                                                                           ---------       ---------

    Diluted                                                                  349,159         293,540
                                                                           ---------       ---------



* Diluted earnings per share are based on average common and common equivalent shares outstanding. In computing diluted earnings per share for the three month period ended March 31, 2000, net income was increased by $2,750 for interest (net of taxes) on the $345 million convertible notes considered dilutive common stock equivalents. Common equivalent shares of 3,442 and $1,750 of interest expense (net of taxes) associated with the $500 million convertible notes were excluded from the computation of diluted earnings per share as a result of their antidilutive effect. For the three month period ended March 31, 1999, common equivalent shares of 2,530 and $305 of interest expense (net of taxes) associated with the $345 million convertible notes were excluded from the computation of diluted earnings per share as a result of their antidilutive effect.

                              LSI LOGIC CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (IN MILLIONS)
                                   (UNAUDITED)


                                                        March 31    December 31,
ASSETS                                                    2000          1999
------                                                  --------    ------------
Cash, cash equivalents and short-term investments       $  868.2      $  661.3
Accounts receivable, net                                   396.8         275.6
Inventories                                                255.1         243.9
Prepaid expenses and other current assets                  141.8         107.5
                                                        --------      --------

        Total current assets                             1,661.9       1,288.3

Property and equipment, net                              1,255.4       1,323.5
Goodwill and other intangibles                             281.8         293.6
Other assets                                               314.8         301.2
                                                        --------      --------

        Total assets                                    $3,513.9      $3,206.6
                                                        ========      ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and other current liabilities          $  439.5      $  418.3
Current portion of long-term obligations                     1.7          57.0
                                                        --------      --------

        Total current liabilities                          441.2         475.3

Long-term obligations and deferred tax liabilities       1,056.3         869.3
                                                        --------      --------

        Total liabilities                                1,497.5       1,344.6

Minority interest in  subsidiaries                           6.1           6.2
                                                        --------      --------

Stockholders' equity:
    Common stock                                         1,327.1       1,274.1
    Retained earnings                                      521.8         435.6
    Accumulated other comprehensive income                 161.4         146.1
                                                        --------      --------

        Total stockholders' equity                       2,010.3       1,855.8
                                                        --------      --------

        Total liabilities and stockholders' equity      $3,513.9      $3,206.6
                                                        ========      ========